Exhibits 5.2 and 23.3

OPINION OF WOMBLE BOND DICKINSON (US) LLP

November 18, 2019

PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special North Carolina counsel to PepsiCo, Inc., a North Carolina corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 18, 2019. The Registration Statement relates to the proposed offer and sale by the Company of the following securities (collectively, the “Securities”): (a) shares of common stock, par value 1-2/3 cents per share (the “Common Stock”); (b) debt securities; (c) warrants and (d) units. The Registration Statement provides that specific terms of the Securities will be provided in supplements to the prospectus contained in the Registration Statement.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

As the Company’s special North Carolina counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and by-laws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Common Stock, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that each agreement relating to the issuance of the Common Stock constitutes the enforceable obligation of the parties thereto other than the Company; (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company; (e) that at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock, as set forth in such offering or sale, duly authorized and available for issuance; (f) that the issuance of such Common Stock, whether represented by certificates or issued in uncertificated form, will be registered on the stock transfer books of the Company in compliance with applicable law and the Company’s by-laws, as amended, and any certificates representing the Common Stock will be duly executed in accordance with applicable law and the Company’s by-laws, as amended; and (g) that there shall not have occurred any change in law affecting the validity of the Common Stock.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock to be issued upon conversion, exercise or exchange or otherwise pursuant to the terms of any other Securities), and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.             With respect to Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to Common Stock to be issued upon conversion, exercise, exchange or otherwise pursuant to the terms of any other Securities, when such Common Stock has been issued and delivered in accordance with the terms of the applicable Securities and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP